UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2011
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On May 9, 2011, Allegheny Technologies Incorporated (the “Company”) completed its previously announced acquisition of Ladish Co., Inc. (“Ladish”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2010 (the “Merger Agreement”), by and among the Company, LPAD Co., a wholly owned subsidiary of the Company (“LPAD”), PADL LLC, a wholly owned subsidiary of the Company (“PADL”), and Ladish, LPAD merged with and into Ladish (the “Merger”), with Ladish continuing as the surviving entity and a wholly owned subsidiary of the Company. Immediately following the Merger, Ladish merged with and into PADL (the “Second Merger”). PADL continued as the surviving entity and a wholly owned subsidiary of the Company and has been renamed ATI Ladish LLC (“ATI Ladish”).
     Under the terms of the Merger Agreement, each outstanding share of Ladish common stock (other than those held by Ladish as treasury stock) was cancelled and converted into the right to receive (i) 0.4556 of a share of the Company’s common stock and (ii) $24.00 in cash. Ladish shareholders will receive cash in lieu of any fractional shares of the Company’s common stock that they would otherwise be entitled to receive in the Merger. In connection with the Merger, the Company will issue approximately 7.4 million shares of its common stock in the aggregate and pay an aggregate of approximately $389.0 million in cash to former Ladish shareholders in exchange for their shares of Ladish common stock.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2010 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     In May 2006, Ladish issued and sold $40.0 million in aggregate principal amount of 6.14% senior notes, Series B, due May 16, 2016 (the “Series B Notes”) in a private placement. The Series B Notes are unsecured and bear interest at a rate of 6.14% per annum, with interest being paid semiannually. The Series B Notes mature in May 2016, with the principal amortizing equally on an annual basis beginning in May 2010. $34.3 million in aggregate principal amount of Series B Notes are currently outstanding. Ladish’s obligations pursuant to the Series B Notes, including its obligations with respect to the payment of principal and interest, were assumed by ATI Ladish upon consummation of the Second Merger.
     In September 2008, Ladish issued and sold $50.0 million in aggregate principal amount of 6.41% senior notes, Series C, due September 2, 2015 (the “Series C Notes” and together with the Series B Notes, the “Ladish Notes”) in a private placement. The Series C Notes are unsecured and bear interest at a rate of 6.41% per annum, with interest being paid semiannually. The Series C Notes mature in September 2015, with the principal amortizing equally on an annual basis beginning in September 2011. $50.0 million in aggregate principal amount of Series C Notes are currently outstanding. Ladish’s obligations pursuant to the Series C Notes, including its obligations with respect to the payment of principal and interest, were assumed by ATI Ladish upon consummation of the Second Merger.
     The Ladish Notes and the note purchase agreement governing the Ladish Notes (as amended, the “Note Purchase Agreement”) contain financial covenants which (i) limit the incurrence of certain additional debt by ATI Ladish, (ii) require ATI Ladish to maintain a certain level of consolidated adjusted net worth, (iii) require compliance by ATI Ladish with a minimum fixed charges coverage ratio test and (iv) require that ATI Ladish’s ratio of funded debt to consolidated cash flow not exceed 4.00 to 1.00. In addition, the Ladish Notes and the Note Purchase Agreements limit the ability of ATI Ladish to grant liens or secure debt. The Ladish Notes and the Note Purchase Agreement also contain other customary covenants, as well as customary representations and warranties and events of default.
     The foregoing summary of the Ladish Notes and the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Note Purchase Agreement, dated July 20, 2001, among Ladish and the purchasers party thereto, which is attached as Exhibit 10.(E) to Ladish’s Annual Report on Form 10-K for its fiscal year ended December 31, 2001; (ii) the Series B Terms Agreement, dated May 16, 2006, among Ladish and the purchasers party thereto, which is attached as Exhibit 10.(A) to Ladish’s Current Report on Form 8-K filed with the SEC on May 18, 2006; (iii) the First Amendment to Note Purchase Agreement, dated as of May 15, 2006, among Ladish and the purchasers party thereto, which is attached as Exhibit 10.(B) to Ladish’s Current Report on Form 8-K filed with the SEC on May 18, 2006; (iv) the Series C Terms Agreement, dated September 2, 2008, among Ladish and the purchasers party thereto, which is attached as Exhibit 99.(B) to Ladish’s Current Report on Form 8-K filed with the SEC on September 2, 2008; (v) the Second Amendment to Note Purchase Agreement, dated as of September 2, 2008, among Ladish and the purchasers party thereto, which is attached as Exhibit 99.(C) to the Current Report on Form 8-K filed with the SEC on September 2, 2008; and (vi) the Third Amendment to Note Purchase Agreement, dated as of December 21, 2009, among Ladish and the purchasers party thereto, which is attached as Exhibit 10(q) to Ladish’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, each of which is incorporated herein by reference.
Item 8.01 Other Events
     On May 9, 2011, the Company issued a press release announcing that it completed its acquisition of Ladish. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of November 16, 2010, among Allegheny Technologies Incorporated, LPAD Co., PADL LLC and Ladish Co., Inc. (incorporated by reference to Exhibit 2.1 to Allegheny Technologies Incorporated’s Current Report on Form 8-K filed on November 17, 2010).

4.1	Note Purchase Agreement, dated July 20, 2001, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.(E) to Ladish Co., Inc.’s Annual Report on Form 10-K for its fiscal year ended December 31, 2001).

4.2	Series B Terms Agreement, dated as of May 16, 2006, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.(A) to Ladish Co., Inc.’s Current Report on Form 8-K filed on May 15, 2006).

4.3	First Amendment to Note Purchase Agreement, dated as of May 15, 2006, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.(B) to Ladish Co., Inc.’s Current Report on Form 8-K filed on May 15, 2006).

4.4	Series C Terms Agreement, dated as of September 2, 2008, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 99.(B) to Ladish Co., Inc.’s Current Report on Form 8-K filed on September 2, 2008).

4.5	Second Amendment to Note Purchase Agreement, dated as of September 2, 2008, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 99.(C) to Ladish Co., Inc.’s Current Report on Form 8-K filed on September 2, 2008).

4.6	Third Amendment to Note Purchase Agreement, dated as of December 21, 2009, among Ladish Co., Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10(q) to Ladish Co., Inc.’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009).

99.1	Press Release dated May 9, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: May 9, 2011